EXHIBIT 10.3
APPENDIX A

Term Sheet

Definitions
“Active(s)” shall mean ***** designed by Engelhard ***** and does not mean the Licensed Compound.

“Anti-Aging Cosmetics” shall mean a cosmetic product in which anti-aging is at least one of the product claims.

“***** Formulation(s)” shall mean any formulation that contains *****, excipient(s), and aesthetic modifier(s) and is a consumer-ready product.

“***** Formulation(s)” shall mean any formulation that contains *****, and excipient(s), and aesthetic modifier(s) and is a consumer-ready product.

“Effective Date” of the License shall mean February 1, 2006.

“Licensed Compound” shall mean the pure, crystalline-form of the matrix metalloproteinase inhibitor referred to as ilomostat, as claimed in the license patents/patent applications.

“Net Revenue” shall mean gross sales price (adjusted for returns), minus ***** and *****, including but not limited to taxes and agent’s commissions.

“Year 1” of the License shall mean the time period from the effective date of the license to the first anniversary of the effective date of the license.

“Year 2” of the License shall mean the time period from the end of Year 1 of the license to the second anniversary of the effective date of the license.

“Year 3” of the License shall mean the time period from the end of Year 2 of the license to the third anniversary of the effective date of the license.

License
License grant to make, use and sell the matrix metalloproteinase inhibitor referred to as ilomostat (the “Licensed Compound” as defined above) as claimed in the patents and patent applications listed in Appendix A (listing as provided by QMT) in the following fields (“Field of Use”):

An Exclusive license for the field of over-the-counter Anti-Aging Cosmetics (as defined above).

Nonexclusive license for the field of over-the-counter acne treatments and skin moisturizers in the cosmetics market. Nonexclusive license will be set forth in a separate agreement with a separate term sheet.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Royalty	Engelhard shall pay:
-*****% of Net Revenue (as defined above) received by Engelhard or its affiliate(s) on sales of Actives.
-*****% of Net Revenue received by Engelhard or its affiliate(s) on sales of the Licensed Compound (as defined above).

If ***** Formulations (as defined above) are ***** by Engelhard for a customer, Engelhard shall pay a royalty on the quantity of the Active(s) in the formulation, as set forth above (i.e., *****% of Net Revenue for the Active(s)) and in which the sale price used to determine Net Revenue is the sale price ***** for the Active(s).

If ***** Formulations (as defined above) are ***** by Engelhard for a customer, Engelhard shall pay a royalty of *****% of the Net Revenue received by Engelhard or its affiliate(s) on the sales of such ***** Formulations.

Engelhard agrees ***** of its Active-related profitability from Actives sales to ***** Formulations.

Minimum Royalty
Engelhard shall pay QMT an aggregate minimum royalty for Year 1 and Year 2, combined, equal to 1,140,000 USD (one million one hundred and forty thousand U.S. dollars) prior to the end of Year 2.

Until such minimum aggregate royalty amount for Year 1/Year 2 has been paid to QMT, Engelhard agrees to pay QMT a monthly minimum payment (toward the aggregate minimum royalty due) equal to: (i) ***** during any monthly reporting period of Year 1 in which the actual royalties due to QMT are less than such minimum payment amount; and (ii) ***** during any monthly reporting period of Year 2 in which the actual royalties due are less than such minimum payment amount. However, once the aggregate royalty payments made by Engelhard to QMT equal or exceed the minimum aggregate royalty for Year 1/Year 2 set forth above, then Engelhard shall, in any monthly reporting period, only pay the actual royalty due for such reporting period.
If minimum aggregate royalties for Year 1/Year 2 are met, Engelhard may receive the license for an additional one year. Engelhard shall elect prior to Year 3, whether such license shall be *****. If the license is renewed on *****, then the minimum annual royalty for Year 3 shall be *****. `Until such minimum aggregate royalty amount for Year 3 has been paid to QMT, Engelhard agrees to pay QMT a monthly minimum payment (toward the minimum annual royalty due for Year 3) equal to ***** during any monthly reporting period of Year 3 in which the actual royalties due to QMT are less than such minimum payment amount. However, once the aggregate royalty payments made by Engelhard to QMT equal or exceed the minimum aggregate royalty amount for Year 3 as set forth above, then Engelhard shall, in any monthly reporting period, only pay the actual royalty due for such reporting period. If Engelhard elects *****, Engelhard shall continue to pay QMT the monthly royalty amount due (e.g., the monthly minimum payment, or if the aggregate minimum royalty amount has been achieved, the actual monthly royalties due) through the end of Year 2 when the ***** shall cease and thereafter no monthly minimum royalty amount or aggregate minimum annual royalty shall apply but Engelhard shall continue to exercise reasonable commercial efforts in connection with the commercialization and sale of the Licensed Compound.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

If royalty payments made by Engelhard do not equal such minimum aggregate royalty amount by the end of Year 2, or if any minimum monthly payment amount (as set out above) for Year 1 or Year 2 is not made by Engelhard, then upon notice by QMT, with the ability by Engelhard to cure any such deficiencies, QMT may, upon written notice to Engelhard immediately terminate the license granted to Engelhard. In the event of such termination, Engelhard shall pay to QMT the monthly royalty amount due (e.g., the monthly minimum payment, or if the aggregate minimum royalty amount has been achieved, the actual monthly royalties due) through the date of termination and shall pay the minimum monthly royalty payment in an amount equal to the greater of (a) if such termination date occurred in Year 1, the minimum monthly royalty payments for the remaining portion of Year 1 following such termination date plus ***** after Year 1 or (b) if such termination date occurred in Year 2, the minimum monthly royalty payments for a period equal to ***** after such termination date. Except as set forth above, Engelhard shall have ***** any difference between the monthly royalty amounts accrued prior to the termination date and the aggregate minimum royalty for Year 2. Any termination in Year 3 is addressed in the paragraph below.

If Engelhard elects ***** for Year 3 and any monthly minimum royalty payment amount for Year 3 (as set out above), is not made by Engelhard, then upon notice by QMT and the ability by Engelhard to cure any such deficiencies, QMT may immediately terminate the license granted to Engelhard. In the event of such termination, Engelhard shall pay to QMT the monthly royalty amount due (e.g., the monthly minimum payment, or if the aggregate minimum royalty amount has been achieved, the actual monthly royalties due) through the date of termination and shall pay the minimum monthly royalty payment in an amount equal to the minimum monthly royalty payment for ***** after such termination date. ***** Engelhard shall have ***** any difference between the monthly royalty amounts accrued prior to the termination date and the aggregate minimum royalty for Year 3. For the avoidance of doubt, if Engelhard does not elect ***** in Year 3 and the license is terminated for cause by QMT, Engelhard shall pay to QMT ***** through the termination date and shall ***** any royalties following the date of termination.

Territory	Worldwide

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Intellectual Property/ Improvements
QMT retains rights to the licensed patents and patent applications and to its common law trademark “ilomostat”.

Engelhard owns all rights, title and interest to all current ***** and to any inventions relating to new *****, and/or derivatives, variations, and/or improvements to current and new ***** (the “Engelhard IP”). Engelhard owns all rights, title and interest to its registered trademark “EQUISTAT” as well as any and all trademarks used by Engelhard in conjunction with ***** and/or Engelhard IP.

Notwithstanding the foregoing, any derivative, variation, improvement or modification developed by Engelhard to the Licensed Compound itself shall not be considered Engelhard IP and shall be exclusively assigned to QMT (subject to a license back pursuant to the License Agreement).

Engelhard shall repay QMT $166,500 previously paid for development work by Engelhard relating to ilomostat prior to the date hereof. Such amount shall be paid by Engelhard within thirty (30) days of the execution date of the License.

Engelhard will list Ilomastat as an ingredient in Equistat and complete the registration process with CTFA inclusive of the monograph.

Term
2 years, with ***** for an additional one (1) year if the minimum royalties for year 1 and 2 are met, pursuant to Engelhard’s election as set out in “Minimum Royalties” section above. After the first year of the Agreement, Engelhard may terminate the Agreement for any reason upon ***** prior written notice to QMT. Until such termination date, Engelhard shall continue to pay QMT the monthly royalty amount due (e.g., the monthly minimum payment, or if the aggregate minimum royalty amount has been achieved, the actual monthly royalties due) and thereafter Engelhard shall have ***** any difference between the monthly royalty amounts accrued prior to such termination date and the aggregate minimum royalty for Year 2, or if termination occurs in Year 3, the aggregate minimum royalty amount for Year 3

Termination
Subject to an applicable cure period, agreement may be terminated, after Notice of Default to Engelhard, by QMT as follows:

•  Failure to submit a royalty report when due;

•  Failure to pay royalties when due;

•  Failure to maintain insurance; or

•  Other material defaults.

The Agreement may also be terminated upon insolvency or bankruptcy of Engelhard.

Effect of Termination
•  Upon termination, Engelhard shall cease use of the licensed patents/applications, except that Engelhard shall be allowed for a period of no more than ***** from the date of termination to sell off any warehoused product falling under the license. Engelhard shall destroy any excess product.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Indemnity
Engelhard indemnifies QMT against any and all product liabilities with respect to products manufactured and sold by Engelhard and shall annually provide QMT with a certificate of insurance for its product liability policy

Reporting
Engelhard will report monthly on all sales and royalties payable along with the calculation of the royalties and also provide any such other documentation that is necessary for QMT to properly account for the royalties and other payments under the agreement and to comply with its own licenses.

Such monthly reports shall cover royalties due for the preceding month (e.g., reports shall be submitted 30 days from the last business day of the month which is being reported).

Audit
Once per year, QMT may have a certified audit performed, at QMT’s sole cost, by an agreed upon independent auditing firm to certify the Royalty Reports. If the audit results deviate from originally reported data by more that *****%, then Engelhard shall be responsible for the full cost of the audit. If any audit shows a deficiency in excess of *****% then Engelhard shall at its cost supply annual audits by an agreed upon independent auditing firm

Research and Development Services
Engelhard shall be responsible for all ***** necessary to support the sales made by Engelhard hereunder.

QMT shall have the right to request and obtain copies of any data and information, including all ***** and reports developed by Engelhard to support the sales made by Engelhard hereunder, that would reasonably be provided publicly to the marketplace or to clients during the marketing process. Any Engelhard or third party confidential information may be redacted prior to submission to QMT

Other provisions in Agreement
New License supersedes and replaces all prior agreements between the parties, and neither party shall have any liability to the other party arising out of the prior agreements.

QMT warrants that it has the rights necessary to grant the license provided.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.